NOTE PURCHASE AGREEMENT
(Principal Amount: $500,000)
THIS NOTE PURCHASE AGREEMENT (this "Agreement") is entered into on August 13, 2026 (the "Execution Date") by and between Stewards, Inc., a Nevada corporation (the "Company"), and Glen Steward, an individual and a director of the Company (the "Investor").
RECITALS
A. On July 24, 2026 (the "Funding Date"), the Investor advanced $500,000.00 in cleared funds to the Company. The Company accepted and used those funds for closing costs on the 1818 Park refinancing (the "Advance").
B. The parties now wish to document the Advance through the Company's issuance of one Unsecured Convertible Promissory Note in the principal amount of $500,000.00, bearing simple interest at 8% per annum from the Funding Date on an actual/365 basis, with no default interest or increase in the interest rate upon an Event of Default, and automatically converting, with accrued interest, into Common Stock at $3.00 per share on January 20, 2027, which is 180 calendar days after the Funding Date.
C. No warrant, collateral, lien, security interest or guaranty will be issued or granted in connection with the transaction.
D. After the Funding Date, the Audit Committee and the disinterested members of the Company's Board of Directors reviewed and retrospectively ratified the prior advance and authorized the Company's present execution of this Agreement and the Note. The Investor disclosed his material financial interest and abstained in writing from the approval.
E. Capitalized terms not defined here have the meanings in the Note attached as Exhibit A.
DEFINITIONS
“Automatic Conversion Date” means January 20, 2027.
“Board Consent” means the actual-dated written consent of the Company's disinterested directors ratifying the Advance and approving the Transaction Documents, together with the Investor's written abstention.
“Charter Documents” means the Company's Articles of Incorporation and Bylaws, as amended.
“Closing” means the documentary closing on the actual Execution Date; it does not require a second transfer of funds.
“Common Stock” means the Company's common stock, par value $0.0001 per share.
“Conversion Shares” means the shares of Common Stock issuable automatically under the Note.
“Material Adverse Effect” means a material adverse effect on the Company's business, assets, financial condition or results of operations, taken as a whole.
“Note” means the $500,000.00 Unsecured Convertible Promissory Note in the form attached as Exhibit A.
“Purchase Price” means $500,000.00, satisfied in full by the funds the Investor delivered and the Company received on the Funding Date.
“Securities Act” means the Securities Act of 1933, as amended.
“Transaction Documents” means this Agreement, the Note, the Board Consent and any certificate or ancillary document expressly approved in connection with them.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:
1. The Note
(a) Issuance. At the Closing, the Company will issue the Note to the Investor. The Investor's Purchase Price has already been paid in full through the $500,000.00 delivered on the Funding Date; no additional funding is required or authorized by this Agreement.
(b) Unsecured Status; No Warrants. The Note is a general unsecured obligation. No collateral, lien, security interest, guaranty, warrant or purchase option is granted. The automatic conversion right stated in the Note is the only equity-linked right issued in the transaction.
(c) Execution After Funding. The parties will exchange actual-dated signatures and the Company will deliver the Note at the Closing. This later documentation evidences and does not duplicate the Funding Date advance and does not change the date of any act or signature.
(d) Use of Proceeds. The Company acknowledges that the proceeds have been or will be used for closing costs on the 1818 Park refinancing.
(e) Automatic Conversion. On the Automatic Conversion Date, the outstanding principal and all accrued and unpaid interest will convert automatically into Conversion Shares at $3.00 per share under the Note, subject to fractional-share and legal-approval provisions in the Note.
2. Representations and Warranties of the Company
The Company represents and warrants to the Investor, as of the actual Execution Date, that:
(a) Due Incorporation; Qualification. The Company is duly organized, validly existing and in good standing under Nevada law, has power to own its properties and conduct its business, and is qualified where failure to qualify could reasonably be expected to have a Material Adverse Effect.
(b) Authority; Subsequent Ratification. The Audit Committee and the disinterested directors, after the Funding Date and before execution, approved and ratified the Advance in good faith and authorized the Transaction Documents and prospective issuance of Conversion Shares, subject to the conditions and limitations stated in the Board Consent. The later approval does not backdate any document.
(c) Enforceability. Each Transaction Document signed by the Company constitutes its legal, valid and binding obligation, enforceable according to its terms, subject to bankruptcy, insolvency and similar laws and general principles of equity.
(d) Non-Contravention. Execution and performance of the Transaction Documents do not violate the Charter Documents or applicable law or result in a breach or default under a material agreement, except as disclosed on Schedule II.
(e) Approvals and Filings. Except as disclosed on Schedule II, all corporate approvals required before execution have been obtained. Securities counsel will evaluate and make any required securities, market, exchange, stockholder or regulatory filing, notice or approval.
(f) Related-Party Review. Before the disinterested directors acted, the Investor disclosed his interest as director, lender and prospective recipient of Conversion Shares and abstained in writing; his abstention was not counted in their approval.

(g) Conversion Shares. Subject to confirmation of sufficient authorized and unissued Common Stock and receipt of any required approval, the Company will reserve the Conversion Shares and, when issued under the Note, they will be validly issued, fully paid and nonassessable.
(h) Litigation and Existing Agreements. Schedule II accurately identifies material litigation, financing covenants, consents, waivers and other exceptions relevant to the transaction as of the Execution Date.
3. Representations and Warranties of the Investor
The Investor represents and warrants to the Company, as of the actual Execution Date, that:
(a) Capacity. The Investor has legal capacity and authority to execute this Agreement and the Note and perform his obligations.
(b) Investment Intent and Accredited Status. The Investor is acquiring the Note and Conversion Shares for his own account for investment and not with a present view to distribution, is an accredited investor under Rule 501(a) of Regulation D, including because he is a director of the issuer if that status is current on the Execution Date, and has completed Schedule III.
(c) Restricted Securities. The Investor understands that the Note and Conversion Shares have not been registered under the Securities Act or state securities laws and may be transferred only under an effective registration statement or an available exemption.
(d) No General Solicitation. The investment did not result from general solicitation or general advertising within Rule 502(c).
(e) Access to Information. The Investor has had an opportunity to ask questions and receive information concerning the Company and the transaction and can bear the economic risk of the investment.
(f) No Finder. No broker's or finder's fee is payable by the Investor in connection with this transaction.
(g) Related-Party Interest. The Investor has disclosed to the Board all material facts known to him concerning his interest, the Advance, the Transaction Documents and prospective Conversion Shares and has delivered the written abstention attached to or incorporated in the Board Consent.
4. Conditions to Execution and Effectiveness
The Company's obligations to issue the Note and the parties' obligations to complete the documentary Closing are subject to satisfaction or written waiver, to the extent legally waivable, of the following:
(a) the Company has reliable banking and accounting evidence of receipt of $500,000.00 on the Funding Date and documented the use of proceeds;
(b) the final Note and this Agreement contain no unresolved economic term and have actual signature dates;
(c) the Board Consent, including the written abstention, has been fully executed on an actual date after the Funding Date;
(d) any Audit Committee or other independent-body action required by Company policy, Nevada law or securities counsel has been taken;
(e) Company counsel has confirmed sufficient corporate authority and authorized Common Stock, all required consents and approvals, and compliance with existing financing and contractual restrictions;

(f) the Company's representations remain true in all material respects as of the Execution Date, subject to Schedule II;
(g) the Investor's representations remain true in all material respects and Schedule III is completed; and
(h) there is no law or order prohibiting execution of the Transaction Documents or prospective issuance of Conversion Shares.
5. Acknowledgment of Prior Funding
The Company acknowledges receipt of the Purchase Price on July 24, 2026. The parties agree that execution of the Transaction Documents after the Funding Date is intended to document and ratify the existing transaction, not to create a second advance or change any actual funding, approval, execution or signature date.
6. Miscellaneous
(a) Amendments and Waivers. This Agreement may be amended or waived only by a writing signed by the Company and Investor and, for a related-person matter, approved by the disinterested directors or other independent body required by law or Company policy.
(b) Governing Law. This Agreement is governed by Nevada law, without regard to conflicts-of-law principles.
(c) Survival. The representations, warranties, covenants and agreements survive execution, Closing and conversion to the extent their terms require.
(d) Successors and Assigns. This Agreement binds and benefits permitted successors and assigns. The Company may not assign its obligations without the Investor's written consent, except in a merger or sale in which the successor assumes them in writing.
(e) Registration, Transfer and Replacement. The Company will maintain a register for the Note. A permitted replacement Note must preserve the Funding Date and Automatic Conversion Date. Transfer remains subject to the Note and securities laws.
(f) Entire Agreement; Priority. This Agreement, the Note and Board Consent constitute the entire agreement concerning the transaction. The Note controls any conflict concerning principal, interest, conversion economics or payment; otherwise this Agreement controls.
(g) Severability. If a provision is invalid or unenforceable, the remainder remains effective and the provision is enforced to the maximum extent permitted.
(h) Counterparts; Electronic Signatures. This Agreement may be signed in counterparts and by electronic signature; all counterparts together constitute one instrument.
(i) Further Assurances. Each party will execute further documents and take further actions reasonably necessary to carry out this Agreement, subject to required conflict approvals.
(j) Notices. Notices must be written and are effective when personally delivered, sent by confirmed email, one business day after overnight courier, or three business days after first-class U.S. mail, addressed as follows:
Company: Stewards, Inc.
4300 N. University Drive, Suite D105, Lauderhill, FL 33351
Attention: Shaun Quin
Email: squin@stewards.com

Investor: Glen Steward
3275 NE 15CT, Fort Lauderdale 33304,
Email: gsteward@stewards.com
IN WITNESS WHEREOF, the parties have executed this Agreement on the actual Execution Date stated above.
COMPANY:
Stewards, Inc.
/s/ Shaun Quin_____________________________
Shaun Quin, CEO
Date signed: August 13, 2026
INVESTOR:
/s/ Glen Steward___________________________
Glen Steward, Individual
Date signed: August 13, 2026
[ ]Investor confirms he is an accredited investor under Rule 501(a) and has completed Schedule III.

SCHEDULE I - INVESTOR AND PURCHASE PRICE

Investor	Principal	Purchase Price	Funding Date	Notice Information
Glen Steward	$500,000.00	$500,000.00	July 24, 2026	gsteward@stewards.com
No warrant consideration. No Warrant Shares column or warrant exercise price applies. The Purchase Price was delivered in full on the Funding Date.

SCHEDULE II - DISCLOSURE SCHEDULE
Litigation: None
Existing financing and covenant exceptions: None
Required securities, market, exchange, stockholder or regulatory action: None

SCHEDULE III - ACCREDITED INVESTOR CONFIRMATION
The Investor represents that he is an accredited investor under Rule 501(a) of Regulation D and checks each applicable category below. Securities counsel should confirm the current rule and supporting documentation before execution.
[ ] Director or executive officer of Stewards, Inc. at the time the Note is issued.
[ ] Natural person with individual net worth, or joint net worth with spouse or spousal equivalent, exceeding $1,000,000, excluding the primary residence as required by Rule 501(a).
[ ] Natural person with qualifying individual income over $200,000, or joint income with spouse or spousal equivalent over $300,000, in each of the two most recent years and a reasonable expectation of the same income level in the current year.
[ ] Holder in good standing of a professional certification, designation or credential designated by the SEC for accredited-investor purposes.
[ ] Another current Rule 501(a) category described here:
/s/ Glen Steward________________________
Glen Steward, Investor
Date signed: August 13, 2026

EXHIBIT A
FORM OF UNSECURED CONVERTIBLE PROMISSORY NOTE
THE SECURITIES REPRESENTED BY THIS UNSECURED CONVERTIBLE PROMISSORY NOTE AND THE SHARES ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM REGISTRATION AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS.
UNSECURED CONVERTIBLE PROMISSORY NOTE
Principal Amount: $500,000.00
Funding Date: July 24, 2026
Execution Date: August 13, 2026
Automatic Conversion Date: January 20, 2027
FOR VALUE RECEIVED, Stewards, Inc., a Nevada corporation (the "Company"), acknowledges that Glen Steward (the "Holder") advanced Five Hundred Thousand Dollars ($500,000.00) to the Company on July 24, 2026 (the "Funding Date"). This Unsecured Convertible Promissory Note (this "Note") is executed on the actual Execution Date stated above, evidences and does not duplicate that existing advance, and does not imply that this Note or any signature was executed on the Funding Date. The unpaid principal balance bears simple interest at eight percent (8%) per annum from and including the Funding Date to but excluding the date it is paid or converted, computed on the basis of a 365-day year and the actual number of days elapsed.
1. Payment of Principal and Interest
Except for any amount that becomes payable in cash under Sections 3.3 or 6, the entire unpaid principal balance and all accrued and unpaid interest (collectively, the "Outstanding Amount") shall automatically convert into Common Stock pursuant to Section 3 on the Automatic Conversion Date. No scheduled cash payment of principal or interest is required before that conversion.
2. Automatic Conversion Date
The "Automatic Conversion Date" is January 20, 2027, which is 180 calendar days after the Funding Date. If applicable law or an expressly required stockholder, listing-market or regulatory approval prevents full conversion on that date, the portion legally capable of conversion shall convert, and the balance shall remain an unsecured obligation bearing interest at the stated rate until the earliest date on which it may lawfully convert or be paid under a written agreement signed by the Company and the Holder. This fallback does not excuse the Company from obtaining approvals it is required to seek.
3. Automatic Conversion
3.1 Automatic Conversion. At 5:00 p.m. Eastern Time on the Automatic Conversion Date, without notice, demand, election, surrender or further action by the Holder, the entire Outstanding Amount shall automatically convert into shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), at a conversion price of Three Dollars ($3.00) per share (the "Conversion Price"). The number of shares issuable (the "Conversion Shares") equals the Outstanding Amount divided by the Conversion Price, subject to Section 3.3 and any equitable adjustment required by Section 3.5.

3.2 Ministerial Issuance. Within five business days after the Automatic Conversion Date, the Company shall cause its stock ledger and, if applicable, its transfer agent's records to reflect issuance of the Conversion Shares in the Holder's name and shall deliver book-entry confirmation. The automatic conversion is effective on the Automatic Conversion Date even if ministerial recording or delivery occurs later.
3.3 Fractional Shares. No fractional share will be issued. The Company shall pay cash equal to any fractional share multiplied by the Conversion Price, unless the Company and Holder agree in writing before conversion to round down without cash payment.
3.4 Effect of Conversion. Upon conversion of the Outstanding Amount, that indebtedness is cancelled and the Company is released from further payment obligations under this Note, except for cash in lieu of a fractional share and obligations that expressly survive conversion. The Holder shall thereafter have the rights of a holder of the Conversion Shares, subject to applicable law and the Company's governing documents.
3.5 Capital Adjustments. If, before conversion, the Company subdivides, combines or reclassifies the Common Stock, or pays a dividend in Common Stock, the Conversion Price and number of Conversion Shares shall be equitably adjusted so the Holder receives the same economic result, without creating any warrant or separate equity right.
3.6 Reservation and Valid Issuance. The Company shall reserve a sufficient number of authorized and unissued shares of Common Stock for conversion. When issued upon conversion in accordance with this Note and after receipt of all required approvals, the Conversion Shares will be validly issued, fully paid and nonassessable.
4. Prepayment
The Company may not prepay any principal or accrued interest before the Automatic Conversion Date without the Holder's prior written consent and the prior approval of the disinterested directors or other independent body required under the Company's related-person transaction procedures.
5. Events of Default
Each of the following constitutes an "Event of Default":
5.1 the Company fails to issue or record the Conversion Shares or pay cash in lieu of a fractional share when required, and that failure continues for five business days after written notice from the Holder;
5.2 the Company voluntarily commences a bankruptcy, reorganization or insolvency proceeding, makes an assignment for the benefit of creditors, or consents to a receiver or trustee for itself or a substantial part of its property;
5.3 an involuntary bankruptcy or insolvency proceeding is commenced, or a receiver or trustee is appointed, and the proceeding or appointment is not dismissed or vacated within 60 days;
5.4 the Company materially breaches a representation, warranty or covenant in this Note and fails to cure within 30 days after written notice, or immediately if the breach is not reasonably capable of cure; or
5.5 the Company dissolves, liquidates or ceases to conduct its business in the ordinary course.
6. Remedies Upon Event of Default
Before the Automatic Conversion Date, the Holder may, by written notice after an Event of Default, declare the Outstanding Amount immediately due and payable in cash. No Event of Default gives the Holder a right to convert before the Automatic Conversion Date. After the Automatic Conversion Date, the Holder may enforce the Company's conversion, issuance and cash-in-lieu obligations and any other remedy available at law or equity. Remedies are cumulative, subject to applicable law.
7. Interest After Default; No Rate Increase
During the continuance of an Event of Default before conversion or payment, the unpaid principal balance continues to bear interest only at eight percent (8%) per annum on the basis stated above, subject to Section 15. No additional default interest, penalty interest or increase in the interest rate accrues solely because an Event of Default has occurred.
8. Unsecured Status; No Warrants
This Note is a general unsecured obligation of the Company. No collateral, lien, security interest, guaranty, warrant, purchase option or other equity-linked right is granted, except for the automatic conversion right expressly stated in Section 3. This Note does not state or imply any priority relative to other obligations of the Company.
9. Costs of Enforcement
If amounts or obligations under this Note are enforced after default, the Company shall pay the Holder's reasonable attorneys' fees and other reasonable out-of-pocket costs of enforcement to the extent permitted by law.
10. Transfer and Assignment
The Holder may transfer this Note only in compliance with applicable securities laws and with the Company's prior written consent, except for a transfer to an affiliate of the Holder that agrees in writing to be bound by this Note and the Note Purchase Agreement. Any attempted transfer in violation of this Section is void.
11. Governing Law
This Note is governed by the laws of the State of Nevada, without regard to conflicts-of-law principles.
12. Notices
Notices under this Note must be given in accordance with the Note Purchase Agreement executed by the Company and Holder on the actual Execution Date. A notice address or email may be changed by written notice.
13. Corporate and Related-Party Approval
The Company represents that, after the Holder funded the $500,000 advance on July 24, 2026, the Audit Committee and the disinterested members of the Company's Board of Directors reviewed the transaction and, on August 13, 2026 in good faith, retrospectively ratified the Company's prior receipt, documented corporate use and accounting recognition of the advance and authorized the Company's execution and delivery of this Note. Before the Board acted, the Holder disclosed his material financial interest as a director, lender and prospective recipient of Conversion Shares and abstained in writing; his abstention was not counted in the approval of the disinterested directors. The later ratification does not alter the Funding Date, the Execution Date, the Automatic Conversion Date or any signature date.

14. Waiver of Presentment
The Company waives presentment for payment, demand, protest, notice of protest and notice of dishonor, except for notices expressly required by this Note.
15. Usury Savings Clause
If any interest or charge would exceed the maximum amount permitted by applicable law, it is automatically reduced to that maximum, and any excess received will be applied to principal or returned to the Company.
16. Waiver of Jury Trial
TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY AND HOLDER EACH WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS NOTE.
17. Severability
If any provision is invalid or unenforceable, the remaining provisions remain in effect, and the invalid provision will be enforced to the maximum extent permitted.
18. Entire Agreement; Priority
This Note and the Note Purchase Agreement constitute the entire agreement between the Company and Holder concerning this Note and supersede prior understandings on that subject. If they conflict concerning principal, interest, conversion economics or payment obligations, this Note controls; otherwise, the Note Purchase Agreement controls.
19. Amendment
This Note may be amended or waived only in a writing signed by the Company and Holder and, for a related-person matter, approved by the disinterested directors or other independent body required by applicable law or Company policy.
IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered on the actual Execution Date stated above.
COMPANY:
Stewards, Inc.
a Nevada corporation
/s/ Shaun Quin___________________________
Shaun Quin, CEO
Date signed: August 13, 2026
ACKNOWLEDGED AND AGREED BY HOLDER:
/s/ Glen Steward__________________________
Glen Steward, Holder
Date signed: August 13, 2026